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                                                                      EXHIBIT 99

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


       In connection with the Annual Report of The Maintenance Warehouse FutureBuilder (the "Plan") on Form 11-K for the period ended December 31, 2002, as filed with the Securities and Exchange Commission (the "Report"), I,
Ileana L. Connally, member of the Administrative Committee of the Plan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

       (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

       (2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.


Date: June 26             , 2003        By: /s/ Ileana L. Connally
     ---------------------                  -----------------------------
                                            Ileana L. Connally
                                            Member of The Maintenance
                                            Warehouse FutureBuilder
                                            Administrative Committee


A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.